UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2013

Bottomline Technologies (de), Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25259	02-0433294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire		03801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On January 17, 2013, Bottomline Technologies (de), Inc. (the “Company”) held a Special Meeting of Stockholders. The following matter was voted upon at the Special Meeting.

	For	Against	Abstain
Proposal 1 – To amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock, par value $.001 per share, that the Company is authorized to issue from 50,000,000 to 100,000,000.	32,419,250	1,405,368	2,241

Item 8.01. Other Events

Following the approval of Proposal 1 at the Special Meeting, the Company filed a Certificate of Amendment to its Certificate of Incorporation in order to implement the increase in the Company’s authorized shares of common stock from 50,000,000 to 100,000,000. A copy of the Company’s Certificate of Incorporation, as amended by the Certificate of Amendment, is attached hereto as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

3.1	Amended and Restated Certificate of Incorporation of the Company, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES (de), INC.
January 18, 2013	By:	/s/ Eric K. Morgan
Eric K. Morgan
Vice President, Global Controller